                                                                    Exhibit 23.4

                      Consent of Independent Accountants
                      ----------------------------------

We consent to the incorporation by reference in the registration statement of BB&T Financial Corporation on Form S-4 of our report dated January 15, 1993 on our audits of the financial statements of Commerce Bank as of December 31, 1992 and 1991 and for each of the two years in the period ended December 31, 1992, which report is incorporated by reference in the Commerce Bank Form F-2 Annual Report for the year ended December 31, 1993, which Form F-2 is incorporated by reference in this Form S-4. We also consent to the reference to our firm under the caption "Experts."


Norfolk, Virginia                         /s/ COOPERS & LYBRAND L.L.P.

November 8, 1994